Exhibit 10.49
FIRST AMENDMENT TO THE
SECOND AMENDMENT AND RESTATEMENT OF THE
PINNACLE ENTERTAINMENT, INC.
EXECUTIVE DEFERRED COMPENSATION PLAN
THIS FIRST AMENDMENT TO THE SECOND AMENDMENT AND RESTATEMENT OF THE PINNACLE ENTERTAINMENT, INC. EXECUTIVE DEFERRED COMPENSATION PLAN is adopted as of the 24th day of December, 2008, by Pinnacle Entertainment, Inc., a Delaware corporation (“Pinnacle”), with reference to the following facts:
A. Pinnacle has established the Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan, most recently embodied by the Second Amendment and Restatement of the Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan Effective December 30, 2007 (the “Plan”), to provide additional retirement benefits and income deferral opportunities for a select group of management and highly compensated employees;
B. By Section 11.2 of the Plan, Pinnacle has reserved the right to amend the Plan, provided that no amendment shall decrease or restrict the balance of a Participant’s Combined Account or any component thereof;
C. Pinnacle wishes to amend the Plan to permit a Participant to elect, during 2008, that all or any portion of his Annuity Account (as well as all or any portion of his Deferral Contribution Account) shall be distributed on an Interim Distribution Date of January 15, 2009 or January 15 of any later year, and has determined that such amendment does not decrease or restrict the balance of a Participant’s Combined Account or any component thereof.
NOW, THEREFORE, Pinnacle hereby adopts this First Amendment to the Second Amendment and Restatement of the Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan, effective as of December 24, 2008, as follows:
1. Section 5.1 of the Plan is hereby amended to provide in its entirety as follows:
“5.1 Interim Distributions. A Participant may make an election, at the time he files an Election Form for a Plan Year, to have a specified amount or percentage paid from his Deferral Contribution Account on one or more Interim Distribution Dates. The Participant’s selection of an Interim Distribution Date must be made on a timely, effective Election Form. The amounts which would otherwise be paid on such Interim Distribution Date or Dates shall be distributed upon the earlier occurrence of Participant’s Benefit Distribution Date. Notwithstanding the foregoing, (A) during calendar 2007, a Participant may elect, by written notice to the Committee, that all or a portion of his Combined Account as of December 31, 2007 (computed under the provisions of the First Amendment and Restatement)

be distributed on an Interim Distribution Date, provided that no such election shall have the effect of deferring until calendar 2008 or later any benefit payments under this Plan that would otherwise have been paid in calendar 2007, or of accelerating into calendar 2007 any benefit payments under this Plan that would otherwise have been paid in calendar 2008 or later, and (B) during calendar 2008, a Participant may elect, by written notice to the Committee, that all or a portion of his Combined Account as of December 31, 2008 be distributed on an Interim Distribution Date of January 15, 2009 or January 15 of any later year, provided that (i) no such election shall have the effect of deferring until calendar 2009 or later any benefit payments under this Plan that would otherwise have been paid in calendar 2008, or of accelerating into calendar 2008 any benefit payments under this Plan that would otherwise have been paid in calendar 2009 or later, and (ii) no Participant who makes such election shall be entitled to elect to defer Base Annual Salary or Bonus earned by the Participant during 2009 (i.e., Base Annual Salary or Bonus for which the Participant performs services in 2009) into the Plan.”
2. In all other respects, the terms and provisions of the Plan are hereby ratified and declared to continue in force and effect.
IN WITNESS WHEREOF, Pinnacle has executed this First Amendment to the Second Amendment and Restatement of the Pinnacle Entertainment, Inc. Executive Deferred Compensation Plan as of the date first above written.

PINNACLE ENTERTAINMENT, INC. A Delaware Corporation
By:	/s/ John A. Godfrey
John A. Godfrey,
Executive Vice President, General Counsel and Secretary